UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2016

CSRA INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-37494	47-4310550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code 703-641-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on May 18, 2016, CSRA Inc. (the “Company”) amended its Amended and Restated Bylaws (the “Bylaws”) to allow for stockholder meetings held solely by remote communication.

The text of Section 1 of Article II of the Bylaws, as amended, reads as follows: “Annual meetings of the stockholders shall be held at such place as shall be designated by the Board of Directors. In lieu of holding a meeting of stockholders at a designated place, the Board of Directors, may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication. For the purpose of this Section 1, “remote communication” shall mean electronic communications, videoconferencing, teleconferencing or other available technology where the corporation has implemented reasonable measures to: (a) verify the identity of each person participating through such means as a stockholder; and (b) provide the stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meetings in a substantially concurrent manner with such proceedings.” Previously, Section 1 of Article II of the Bylaws read as follows “Annual meetings of the stockholders shall be held at such place as shall be designated by the Board of Directors.”

The Company’s Amended and Restated Bylaws are filed as Exhibit 3.2 hereto.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

The following additional exhibits are filed herewith.

Exhibit No.	Description
3.2	Amended and Restated Bylaws of CSRA Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CSRA INC.

Dated: May 19, 2016	By: William J. Haynes II
William J. Haynes II
Executive Vice President, General Counsel and Secretary

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